FOR IMMEDIATE RELEASE

Iron Mountain Reports First-Quarter 2019 Results

BOSTON – April 25, 2019 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the first quarter of 2019. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"In the first quarter, our revenue performance was slightly ahead of our expectations due in part to stronger volume and revenue management," said William L. Meaney, president and CEO of Iron Mountain. "Unfortunately, we experienced temporary higher labor costs in our North America businesses in March, which contributed to an approximately $10 million variance in Adjusted EBITDA compared to our internal expectations. We are disappointed by this negative impact to our otherwise strong performance. We are confident in our ability to rectify this issue over the remainder of the year, and therefore we have maintained our outlook for full-year financial performance."
Financial Performance Highlights for the First Quarter of 2019

•
Total reported Revenues for the first quarter were $1.05 billion, compared with $1.04 billion in the first quarter of 2018. Excluding the impact of foreign exchange (FX), reported total Revenues grew 4.5% compared to the prior year, primarily reflecting the contribution from recent Data Center and Adjacent Business acquisitions not included in the full 2018 period, as well as growth in the Other International Business segment.

•
Income from Continuing Operations for the first quarter was $30.5 million, compared with $45.6 million in the first quarter of 2018, primarily due to increased operating and interest expense, as well as an increase in the provision for income taxes. In addition, Income from Continuing Operations included $2.7 million of Significant Acquisition Costs in the first quarter of 2019, compared with $19.0 million in the first quarter of 2018.

•
Adjusted EBITDA for the first quarter was $324.5 million, compared with $343.0 million in the first quarter of 2018. On a constant currency basis, Adjusted EBITDA decreased by 2.6%, primarily reflecting the impact of increased SG&A expenses.

•
Reported EPS - Fully Diluted from Continuing Operations for the first quarter was $0.10 compared with $0.16 in the first quarter of 2018. Reported EPS in the first quarter of 2019 was impacted by the items noted above in Income from Continuing Operations.

•
Adjusted EPS for the first quarter was $0.17, compared with $0.24 in the first quarter of 2018. The structural tax rate was 18.9% in the first quarter of 2019, compared with 19.5% in the first quarter of 2018.

•	Net Income for the first quarter was $30.5 million compared with $45.2 million in the first quarter of 2018, reflecting the same impacts as noted for Reported EPS above.

•	FFO (Normalized) per share was $0.48 for the first quarter, compared with $0.53 in the first quarter of 2018.

•	AFFO was $193.4 million for the first quarter compared with $221.5 million in the first quarter of 2018, a decrease of 12.7%.
Guidance
Iron Mountain maintained its 2019 full-year guidance, and expects, on a constant currency basis, revenue growth of 1% to 6%. In addition, Iron Mountain expects constant currency Adjusted EBITDA growth to be flat to 8% and AFFO growth to be up 1% to 8%. Iron Mountain expects stronger Adjusted EBITDA growth in the second half of the year after expected ongoing expenses in the second quarter, which are a residual effect of the higher costs incurred in March. Additional guidance details are available on Page 6 of the Q1 2019 supplemental financial information.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 90 million square feet across more than 1,450 facilities in approximately 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include information management, digital transformation, secure storage,  secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv                    Anjaneya Singh, CFA
Senior Vice President, Investor Relations    Director, Investor Relations
greer.aviv@ironmountain.com            anjaneya.singh@ironmountain.com
(617) 535-2887                    (617) 535-8577
Media Contacts:
Christian T. Potts
Director, Corporate Communications
Christian.Potts@ironmountain.com
(617) 535-8721

Forward Looking Statements
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2019 guidance, and statements about our investments, cost savings initiatives, and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences on and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete; (vi) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (viii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms and to close pending acquisitions and to integrate acquired companies efficiently; (ix) changes in the amount of our growth and recurring capital expenditures and our ability to invest according to plan; (x) our ability to comply with our existing debt obligations and restrictions in our debt instruments or to obtain additional financing to meet our working capital needs; (xi) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) the performance of business partners upon whom we depend for technical assistance or management expertise outside the United States; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	3/31/2019	12/31/2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$161,475	$165,485
Accounts Receivable, Net	837,521	846,889
Other Current Assets	210,854	195,740
Total Current Assets	$1,209,850	$1,208,114
Property, Plant and Equipment:
Property, Plant and Equipment	$7,738,705	$7,600,949
Less: Accumulated Depreciation	(3,213,122)	(3,111,392)
Property, Plant and Equipment, Net	$4,525,583	$4,489,557
Other Assets, Net:
Goodwill	$4,465,378	$4,441,030
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,495,338	1,506,522
Operating Lease Right-of-use Assets	1,791,536	—
Other	201,678	207,024
Total Other Assets, Net	$7,953,930	$6,154,576
Total Assets	$13,689,363	$11,852,247

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$125,142	$126,406
Accounts Payable	283,709	318,765
Accrued Expenses and Other Current Liabilities	839,968	752,684
Deferred Revenue	266,314	264,823
Total Current Liabilities	$1,515,133	$1,462,678
Long-term Debt, Net of Current Portion	8,365,737	8,016,417
Long-term Operating Lease Liabilities	1,656,659	—
Other Long-term Liabilities (1)	391,100	487,563
Total Long-term Liabilities	$10,413,496	$8,503,980
Total Liabilities	11,928,629	9,966,658
Equity
Total Stockholders' Equity	1,759,401	1,884,180
Noncontrolling Interests	$1,333	$1,409
Total Equity	$1,760,734	$1,885,589
Total Liabilities and Equity	$13,689,363	$11,852,247
(1) Includes redeemable noncontrolling interests of $73.1mm and $70.5mm as of March 31, 2019 and December 31, 2018, respectively.

Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q1 2019	Q1 2018	% Change
Revenues:
Storage Rental	$662,974	$651,149	1.8%
Service	390,889	391,309	(0.1)%
Total Revenues	$1,053,863	$1,042,458	1.1%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$461,544	$448,721	2.9%
Selling, General and Administrative (2)	270,559	269,730	0.3%
Depreciation and Amortization	162,483	160,578	1.2%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	602	(1,130)	n/a
Total Operating Expenses	$895,188	$877,899	2.0%

Operating Income (Loss)	$158,675	$164,559	(3.6)%
Interest Expense, Net	102,436	97,626	4.9%
Foreign Currency Transaction Loss / (Gain)	17,698	21,785	(18.8)%
Other (Income) Expense, Net	(2,488)	(1,634)	52.3%
Income (Loss) before Provision (Benefit) for Income Taxes	$41,029	$46,782	(12.3)%
Provision (Benefit) for Income Taxes	10,553	1,168	n/a
Income (Loss) from Continuing Operations	$30,476	$45,614	(33.2)%
(Loss) Income from Discontinued Operations, Net of Tax	(24)	(462)	(94.8)%
Net Income (Loss)	30,452	45,152	(32.6)%
Less: Net Income (Loss) Attributable to Noncontrolling Interests	891	468	90.5%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$29,561	$44,684	(33.8)%

Earnings (Losses) per Share - Basic:
Income (Loss) from Continuing Operations	$0.10	$0.16	(37.5)%
Total Income (Loss) from Discontinued Operations	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.10	$0.16	(37.5)%

Earnings (Losses) per Share - Diluted:
Income (Loss) from Continuing Operations	$0.10	$0.16	(37.5)%
Total Income (Loss) from Discontinued Operations	—	—	n/a
Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.10	$0.16	(37.5)%

Weighted Average Common Shares Outstanding - Basic	286,528	285,259	0.4%
Weighted Average Common Shares Outstanding - Diluted	287,492	285,993	0.5%
(1) Includes Significant Acquisition Costs of $0.9mm and $0.3mm in Q1 2019 and Q1 2018, respectively.
(2) Includes Significant Acquisition Costs of $1.8mm and $18.7mm in Q1 2019 and Q1 2018, respectively.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA
(Dollars in thousands)

	Q1 2019	Q1 2018	% Change

Income from Continuing Operations	$30,476	$45,614	(33.2)%

Add / (Deduct):
Provision (Benefit) for Income Taxes	10,553	1,168	n/a
Foreign Currency Transaction Loss / (Gain)	17,698	21,785	(18.8)%
Other (Income) Expense, Net (1)	(2,488)	(1,634)	52.3%
Interest Expense, Net	102,436	97,626	4.9%
Loss (Gain) on Disposal/Write-Down of PP&E, Net	602	(1,130)	n/a
Depreciation and Amortization	162,483	160,578	1.2%
Significant Acquisition Costs	2,746	19,008	(85.6)%
Adjusted EBITDA	$324,506	$343,015	(5.4)%
(1) Excludes realized and unrealized FX (gains) losses.

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); and (iv) Significant Acquisition Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.
Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Finally, Adjusted EBITDA does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP).

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2019	Q1 2018	% Change

Reported EPS - Fully Diluted from Continuing Operations	$0.10	$0.16	(37.5)%

Add / (Deduct):
Income (Loss) Attributable to Noncontrolling Interests	—	—
Foreign Currency Transaction Loss / (Gain)	0.06	0.08
Other (Income) Expense, Net	(0.010)	(0.010)
Loss (Gain) on Disposal/Write-Down of PP&E, Net	—	—
Significant Acquisition Costs	0.01	0.07
Tax Impact of Reconciling Items and Discrete Tax Items (1)	—	(0.050)
Adjusted EPS - Fully Diluted from Continuing Operations	$0.17	$0.24	(29.2)%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the three months ended March 31, 2019 and 2018, respectively, is primarily due to (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the three months ended March 31, 2019 and 2018 was 18.9% and 19.5%, respectively.

Adjusted Earnings Per Share, or Adjusted EPS
Adjusted EPS is defined as reported earnings per share fully diluted from continuing operations excluding: (i) (gain) loss on disposal/write-down of property, plant and equipment (including real estate), net; (ii) intangible impairments; (iii) other (income) expense, net (which includes foreign currency transaction (gains) losses, net); (iv) Significant Acquisition Costs; and (v) the tax impact of reconciling items and discrete tax items. Adjusted EPS includes income (loss) attributable to noncontrolling interests. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO

	Q1 2019	Q1 2018	% Change

Net Income	$30,452	$45,152	(32.6)%
Add / (Deduct):
Real Estate Depreciation (1)	73,079	69,533
Loss (Gain) on Sale of Real Estate, Net of Tax	—	—
Data Center Lease-Based Intangible Asset Amortization (2)	12,609	10,838

FFO (Nareit)	$116,140	$125,523	(7.5)%
Add / (Deduct):
Loss (Gain) on Disposal/Write-Down of PP&E, Net	602	(1,130)
Foreign Currency Transaction Loss / (Gain)	17,698	21,785
Other (Income) Expense, Net	(2,488)	(1,634)
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(709)	(15,379)
Loss (Income) from Discontinued Operations, Net of Tax	24	462
Real Estate Financing Lease Depreciation	3,504	3,446
Significant Acquisition Costs	2,746	19,008

FFO (Normalized)	$137,517	$152,081	(9.6)%

Per Share Amounts (Fully Diluted Shares)
FFO (Nareit)	$0.40	$0.44	(9.1)%
FFO (Normalized)	$0.48	$0.53	(9.4)%

Weighted Average Common Shares Outstanding - Basic	286,528	285,259	0.4%
Weighted Average Common Shares Outstanding - Diluted	287,492	285,993	0.5%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported income (loss) from continuing operations before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts ("Nareit") and us as net income (loss) excluding depreciation on real estate assets, gains on sale of real estate, net of tax and amortization of data center leased-based intangibles ("FFO (Nareit)"). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, modifications to FFO (Nareit) are common among REITs as companies seek to provide financial measures that most meaningfully reflect their particular business. Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) (gain) loss on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net (which includes foreign currency transaction (gains) losses, net); (iv) real estate financing lease depreciation; (v) Significant Acquisition Costs; (vi) the tax impact of reconciling items and discrete tax items; (vii) loss (income) from discontinued operations, net of tax; and (viii) loss (gain) on sale of discontinued operations, net of tax.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Reconciliation of Net Income Attributable to IRM to FFO and AFFO (continued)

	Q1 2019	Q1 2018	% Change

FFO (Normalized)	$137,517	$152,081	(9.6)%
Add / (Deduct):
Non-Real Estate Depreciation	38,028	40,453
Amortization Expense (1)	31,317	32,721
Amortization of Deferred Financing Costs	4,108	3,553
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	3,645	3,664
Non-Cash Rent Expense (Income)	(617)	(1,258)
Stock-based Compensation Expense	8,519	7,384
Reconciliation to Normalized Cash Taxes	(3,879)	5,948
Less:
Non-Real Estate Growth Investment (2)	9,406	7,651
Real Estate, Data Center and Non-Real Estate Recurring CapEx	15,833	15,392
AFFO	$193,399	$221,503	(12.7)%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $3.9mm and $3.6mm in Q1 2019 and Q1 2018, respectively.
(2) Non-Real Estate Growth Investment (i) excludes integration CapEx included in Significant Acquisition Costs of $1.9mm in Q1 2018, and (ii) includes Non-Real Estate Growth Investment associated with the Global Data Center Business segment of $0.6mm and $1.3mm in Q1 2019 and Q1 2018, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) excluding non-cash rent expense or income plus depreciation on non-real estate assets, amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and excluding amortization expense associated with capitalized internal commissions, amortization of deferred financing costs, revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less recurring capital expenditures and non-real estate growth investments (on a cash basis), excluding Significant Acquisition Capital Expenditures. We believe AFFO is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning capital to our stockholders and voluntary prepayments of indebtedness. Additionally AFFO is reconciled to cash flow from operations to adjust for real estate and REIT tax adjustments, Significant Acquisition Costs and other non-cash expenses. AFFO does not include adjustments for customer inducements, acquisition of customer relationships and investment in innovation as we consider these expenditures to be growth related.